Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Xperi Inc.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share	Other	10,100,000(3)	$25.51	$257,612,100	$110.20 per $1,000,000	$28,389
Equity	Common Stock, par value $0.001 per share	Other	5,000,000(3)	$25.51	$127,530,743	$110.20 per $1,000,000	$14,054
Total Offering Amount					$385,142,843		$42,443
Total Fee Offsets							$0.00
Net Fee Due							$42,443

1

Pursuant to Rule 416(a) under the Securities Act, this Registration Statement covers any additional securities as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations, other capital adjustments or similar transactions.

2

Estimated pursuant to Rule 457(h) under the Securities Act solely for purposes of calculating the registration fee. The fee is computed based upon the estimated book value of the of the Registrant’s Common Stock as of September 28, 2022.

3

As described in the Explanatory Note in this Registration Statement, the number of shares of Common Stock of the Registrant registered hereby consists of (a) 10,100,000 shares being registered under the 2022 Equity Plan, plus (b) 5,000,000 shares being registered under the 2022 ESPP.